Radient Pharmaceuticals Corporation Completes Restructurings with Institutional Investors to Limit Conversions and Stock Sales and Provide for Potential Additional Capital

TUSTIN, CA—November 29, 2011 – Radient Pharmaceuticals Corporation  (OTCQX:RXPC) (OTCPK:RXPC), developer and marketer of the Onko-Sure® In Vitro Diagnostic (IVD) cancer test, today announced it has completed restructurings with each of the company’s 2011 Noteholders (who hold convertible notes and shares of Series A Convertible Preferred Stock) and Alpha Capital Anstalt (“Alpha”) and Whalehaven Capital Fund Ltd. (“Whalehaven”).  The restructurings allow the company to satisfy its obligations to each of the 2011 Noteholders and each of Alpha and Whalehaven over a lengthened time-frame. In addition to the extension of maturity of the notes and preferred stock, a key feature of these restructurings was that each of the 2011 Noteholders and each of Alpha and Whalehaven each separately agreed with us to limit their respective daily sales of our common stock.

A detailed description of the various agreements entered into in connection with the restructurings, together with the forms of agreements, are contained in a Current Report on Form 8-K filed by the Company with the SEC on November 29, 2011.

“Completing these restructurings was a necessary step forward for Radient. Extending the maturity of defaulted indebtedness and preferred stock and having each noteholder agree with us to limit its sales of our common stock is a significant achievement in the life of Radient and the product of extensive efforts and negotiations.  This alleviates an immediate financial burden on Radient and allows Radient to focus on gaining traction on its sales of Onko-Sure domestically and internationally,” stated Radient Chairman and CEO, Mr. Douglas MacLellan.

“While our potential for revenue growth based upon our currently approved indications in various markets across the world remains significant, we are now positioned to make strategic investments in research and development supporting regulatory clearances for new cancer indications.  We are confident that having the maturities extended and selling limitations in place will enable all Radient Pharmaceutical shareholders to benefit from our growth,” added MacLellan.

For additional information on Radient Pharmaceuticals Corporation and its products visit: www.radient-pharma.com or e-mail info@radient-pharma.com. For Investor Relations contact Paul Knopick at: pknopick@eandecommunications.com or 949-707-5365.

About Radient Pharmaceuticals:

Headquartered in Tustin, California, Radient Pharmaceuticals Corporation is dedicated to saving lives and money for patients and global healthcare systems through the deployment of its FDA-cleared In Vitro Diagnostic Onko-Sure® cancer test kit for colorectal cancer treatment and recurrence monitoring. The Company's focus is on the discovery, development and commercialization of unique high-value diagnostic tests that will help physicians answer important clinical questions related to early disease state detection, treatment strategy, and the monitoring of disease progression or recurrence. To learn more about our company, products, and potentially life-saving cancer test, visit www.radient-pharma.com.

Forward-Looking Statements:

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this document include certain predictions and projections that may be considered forward-looking statements under securities law. These statements involve a number of important risks and uncertainties that could cause actual results to differ materially including, but not limited to, the performance of joint venture partners, as well as other economic, competitive and technological factors involving the Company's operations, markets, services, products, and prices. With respect to Radient Pharmaceuticals Corporation, except for the historical information contained herein, the matters discussed in this document are forward-looking statements involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements.
###